SUPPLEMENTAL INFORMATION

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016

BASIS OF PRESENTATION

GENERAL INFORMATION
Unless the context indicates otherwise, references in the accompanying financial information (the "Supplemental") to the "Corporation" refer to General Growth Properties, Inc. and references to "GGP" or the "Company" refer to the Corporation, its direct and indirect subsidiaries, and consolidated and unconsolidated entities. Additionally, where reference is made to "GAAP", this refers to accounting principles generally accepted in the United States of America.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION
The Company has presented information on its consolidated and unconsolidated properties ("Proportionate" or "at share") in certain schedules included within this Supplemental. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company's unconsolidated property operations that are owned through investments accounted for under the equity method.

The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts shown in the columns labeled "Consolidated Properties at share" reflect the Company's Consolidated Properties at our proportionate share (excluding noncontrolling interests and unconsolidated properties). The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.

We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, this information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

NON-GAAP MEASURES
For full discussion of the definitions, purpose and use of non-GAAP financial measures see “Non-GAAP Supplemental Financial Measures and Definitions” on pages ER5 to ER7.

This Supplemental makes reference to company same store net operating income (“Company Same Store NOI”), earnings before interest, taxes, depreciation and amortization ("EBITDA"), and funds from operations (“FFO”). Company Same Store NOI is defined as income from operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses, excluding reductions in ownership as a result of sales or other transactions ("Sold Interests"), periodic effects of acquisitions of new properties and certain redevelopments. EBITDA is defined as NOI (Company Same Store plus Company Non-Same Store NOI) less certain property management and administrative expenses, net of management fees and other operational items. FFO is defined as net income (loss) attributable to common stockholders in accordance with GAAP, excluding impairment write-downs on depreciable real estate, gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, less preferred unit distributions and preferred stock dividends, plus real estate related depreciation and amortization including adjustments for unconsolidated entities. NOI, EBITDA and FFO are presented in the Supplemental on a Proportionate basis, which includes GGP’s share of consolidated and unconsolidated properties. As GGP conducts substantially all of its business through GGP Operating Partnership, LP, and through GGP Limited Partnership and GGP Nimbus, LP (collectively the “Operating Partnerships”, which are 99% owned by GGP) and since the limited common units of the Operating Partnerships are included in total diluted weighted average FFO per share amounts, all FFO amounts in this Supplemental reflect the FFO of the Operating Partnerships.

In order to present GGP's operations in a manner most relevant to its operations, Company NOI, Company EBITDA, and Company FFO have been presented to exclude certain revenues and expenses. Company Same Store NOI is presented to exclude the periodic effects of acquisitions of new properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties. Company NOI, EBITDA, FFO and derivations thereof, are not alternatives to GAAP operating income (loss) or net income (loss) attributable to common stockholders. For reference, as an aid in understanding management's computation of Company NOI, EBITDA, and FFO, a reconciliation of Company NOI to consolidated operating income, Company EBITDA, and Company FFO to net income (loss) in accordance with GAAP has been included in the "Reconciliation of GAAP to Non-GAAP Financial Measures" schedule.

TABLE OF CONTENTS

	Page		Page
		Asset Transactions:
Earnings Press Release	ER1-7	Summary of Asset Transactions	16

GAAP Financial Statements:
GAAP Overview	1	Portfolio Operating Metrics:
Consolidated Balance Sheets	2	Key Operating Performance Indicators	17
Consolidated Statements of Income	3	Signed Leases All Less Anchors	18
		Lease Expiration Schedule and Top Ten Tenants	19
Non-GAAP Proportionate Financial Information:		Property Schedule	20-26
Proportionate Overview	4
Proportionate Assets, Liabilities, and Equity	5	Miscellaneous:
Company NOI, EBITDA and FFO	6-7	Capital Information	27
Reconciliation of GAAP to Non-GAAP Financial Measures	8-10	Change in Total Common and Equivalent Shares	28
		Development Summary	29
Debt:		Proportionate Capital Expenditures	30
Summary, at Share	11	Corporate Information	31
Detail, at Share	12-15	Glossary of Terms	32

This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons. Readers are referred to the documents filed by General Growth Properties, Inc. with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this Supplemental. The Company disclaims any obligation to update any forward-looking statements.

Page	Schedule	Description
Non-GAAP Proportionate Financial Information:
4	Proportionate Overview	Summary of Company NOI, Same Store NOI, Company EBITDA and Company FFO on a proportionate basis.
5	Proportionate Assets, Liabilities and Equity
Provides the adjustments for noncontrolling interests and the Company's proportionate share of assets, liabilities and equity related to investments accounted for under the equity method to calculate the Company's proportionate share.

6-7	Company NOI, Company EBITDA and Company FFO
For the three and nine months ended September 30, 2016 and 2015, provides the Company's proportionate share of revenues and expenses included in NOI, EBITDA and FFO as defined in the Basis of Presentation to calculate the Company's proportionate share. Company NOI, Company EBITDA and Company FFO include certain adjustments as defined on pages 6 and 7.

Same Store Portfolio Operating Metrics:
17	Key Operating Performance Indicators	Certain retail properties operating measures presented on a comparable basis. See Glossary of Terms for detailed descriptions.
20-26	Property Schedule
By Property, gross leasable area detail, including:
Anchor tenant listing
Ownership percentage
Gross leasable area by space type (mall, anchor, strip center, office)
Percentage leased

See Glossary of Terms for detailed descriptions.

GGP REPORTS THIRD QUARTER 2016 RESULTS AND
RAISES DIVIDEND 16%

Chicago, Illinois, October 31, 2016 - General Growth Properties, Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and nine months ended September 30, 2016.

Highlights

•	Company Same Store Net Operating Income (“Company Same Store NOI”) increased 3.8% and 4.2% from the prior year period for the three and nine months ended September 30, 2016, respectively.

•
Company earnings before interest, taxes, depreciation and amortization (“Company EBITDA”) increased 4.6% and 10.3% from the prior year period for the three and nine months ended September 30, 2016, respectively.

•	Same Store leased percentage was 96.7% at quarter end.

•	Initial rental rates for signed leases that have commenced in the trailing 12 months on a suite-to-suite basis increased 12.0% when compared to the rental rate for expiring leases.

•	Tenant sales (all less anchors) increased 1.4% on a trailing 12-month basis.[1]

•	The Company formed a joint venture with Simon Property Group and Authentic Brands Group LLC to acquire Aéropostale, Inc. GGP’s total investment was $20.4 million.

•	During and subsequent to quarter end, the Company acquired five anchor boxes from Macy’s for approximately $48 million.

•	The Company declared a fourth quarter common stock dividend, an increase of 16% over the prior year.

GAAP Operating Results
For the three months ended September 30, 2016, net income attributable to GGP was $674 million, or $0.70 per diluted share, as compared to $124 million, or $0.13 per diluted share, in the prior year period. For the nine months ended September 30, 2016, net income attributable to GGP was $1.1 billion, or $1.09 per diluted share, as compared to $1.2 billion, or $1.23 per diluted share, in the prior year period. Net income attributable to GGP in 2016 and 2015 for the three and nine months was impacted primarily by the gains related to the sales of a partial interest in two properties.

Company Operating Results
For the three months ended September 30, 2016, Company Funds From Operations (“Company FFO”) was $336 million, or $0.35 per diluted share, as compared to $341 million, or $0.36 per diluted share, in the prior year period, a decrease of 2.0%. For the nine months ended September 30, 2016, Company FFO was $1.1 billion, or $1.10 per diluted share, as compared to $969 million, or $1.01 per diluted share, in the prior year period, an increase of 9.2%.

1	Excludes Christiana Mall due to unusual changes in sales productivity.

ER1

Investment Activities
Development
The Company’s development and redevelopment activities total $1.0 billion, of which approximately $0.6 billion is under construction and $0.4 billion is in the pipeline.

Financing Activities
During the third quarter, the Company repaid the mortgage loan on the Mall of Louisiana for approximately $202 million with an interest rate of 5.8%, repaid the mortgage loan on Apache Mall for approximately $93 million with an interest rate of 4.3%, and repaid $90 million that was outstanding on the credit facility.

Dividends
On October 31, 2016, the Company’s Board of Directors declared a fourth quarter common stock dividend of $0.22 per share payable on January 6, 2017, to stockholders of record on December 15, 2016. This represents an increase of $0.03 per share or 16% growth over the dividend declared for the fourth quarter of 2015.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on January 3, 2017, to stockholders of record on December 15, 2016.

Guidance

Earnings Guidance	For the year ending December 31, 2016	For the three months ending December 31, 2016

Net income attributable to GGP	$1.31 - $1.33	$0.22 - $0.24
Preferred stock dividends	(0.02)	(0.01)
Net income attributable to common stockholders	$1.29 - $1.31	$0.21 - $0.23
Gain from change in control of investment properties and other, provision for impairment and redeemable noncontrolling interests	(0.72)	—
Depreciation, including share of JVs	0.92	0.20
NAREIT FFO	$1.49 - $1.51	$0.41 - $0.43
Adjustments (1)	0.03	0.01
Company FFO per diluted share	$1.52 - $1.54	$0.42 - $0.44

1. Includes impact of straight-line rent, above/below market rent, gain/loss on foreign currency and the related provision for income taxes, and other items. For discussion on the purpose and use of these adjustments please see the Non-GAAP Supplemental Financial Measures and Definitions section on page ER7.

ER2

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to Company Same Store NOI and Operating Income growth, rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include future gains or losses, or the impact on operating results from future property acquisitions or dispositions or capital market activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO exclude real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

Investor Conference Call
On Tuesday, November 1, 2016, the Company will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register. For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 87693982.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.investor.ggp.com from time to time.

ER3

General Growth Properties, Inc.
General Growth Properties, Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Contact:
Kevin Berry
SVP Investor and Public Relations
(312) 960-5529
kevin.berry@ggp.com

ER4

Non-GAAP Supplemental Financial Measures and Definitions
Proportionate or At Share Basis
The following Non-GAAP supplemental financial measures are all presented on a proportionate basis. The proportionate financial information presents the consolidated and unconsolidated properties at the Company’s ownership percentage or “at share”. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company’s unconsolidated property operations that are owned through investments accounted for under GAAP using the equity method.
The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts shown in the columns labeled "Consolidated Properties at Share" reflect the Company's Consolidated Properties at our proportionate share (excluding noncontrolling interests and unconsolidated properties). The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, the Non-GAAP proportionate financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

Net Operating Income (“NOI”), Company NOI and Company Same Store NOI
The Company defines NOI as proportionate income from operations and after operating expenses have been deducted, but prior to deducting financing, property management, administrative and income tax expenses. NOI excludes management fees and other corporate revenue and reductions in ownership as a result of sales or other transactions. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, management fees and other corporate revenue, general and administrative and property management expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.
The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI items such as straight-line rent, and amortization of intangibles resulting from acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.

ER5

We present Company NOI, Company EBITDA and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Adjustments to NOI, EBITDA and FFO, including debt extinguishment costs, market rate adjustments on debt, straight-line rent, intangible asset and liability amortization, real estate tax stabilization, gains and losses on foreign currency and other items that are not a result of normal operations, assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at the properties or from other factors. In addition, the Company’s leases include step rents that increase over the term of the lease to compensate the Company for anticipated increases in market rentals over time. The Company’s leases do not include significant front loading or back loading of payments or significant rent-free periods. Therefore, we find it useful to evaluate rent on a contractual basis as it allows for comparison of existing rental rates to market rental rates. Management has historically made these adjustments in evaluating our performance, in our annual budget process and for our compensation programs.
The Company defines Company Same Store NOI as Company NOI excluding periodic effects of acquisitions of new properties and certain redevelopments (for the list of properties included in Company Same Store NOI see the Property Schedule in our Supplemental Information). We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company NOI and Company Same Store NOI for all periods once the transaction has closed.
The Company considers Company Same Store NOI a helpful supplemental measure of its operating performance because it assists management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable properties or from other factors, such as the effect of acquisitions. For these reasons, we believe that Company Same Store NOI, when combined with GAAP operating income provides useful information to investors and management.
Other REITs may use different methodologies for calculating, NOI, Company NOI and Company Same Store NOI, and accordingly, the Company’s Company Same Store NOI may not be comparable to other REITs. As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the Company Same Store NOI we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items, to the extent they are material, to operating decisions or assessments of our operating performance. Our consolidated GAAP statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other corporate revenues. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses Company EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Same Store NOI (discussed below), it is widely used by management in the annual budget process and for compensation programs. Please see adjustments discussion above for the purpose and use of the adjustments included in Company EBITDA.
EBITDA and Company EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP.

ER6

Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.
The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
We calculate FFO in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, although FFO is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. As with the presentation of Company NOI and Company EBITDA, we also consider Company FFO, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs, to be a helpful supplemental measure of our operating performance. Please see adjustments discussion above for the purpose and use of the adjustments included in Company FFO.
FFO and Company FFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity or indicative of funds available to fund our cash needs. In addition, Company FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
The Company presents NOI, EBITDA and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to Company NOI and Company Same Store NOI, a reconciliation of GAAP net income attributable to GGP to EBITDA and Company EBITDA, and a reconciliation of GAAP net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash flow. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s proportionate share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for by the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments.

ER7

GAAP Financial Statements

GAAP FINANCIAL OVERVIEW (In thousands, except per share )

	Three Months Ended			Nine Months Ended
	September 30, 2016	September 30, 2015	Percentage Change	September 30, 2016	September 30, 2015	Percentage Change

Operating income	$153,417	$224,975	(31.8)%	$543,434	$655,342	(17.1)%

Net Income attributable to GGP	674,178	123,852	444.3%	1,051,904	1,180,521	(10.9)%

Net income attributable to common stockholders	670,194	119,868	459.1%	1,039,953	1,168,569	(11.0)%
Diluted earnings per share	$0.70	$0.13	455.1%	$1.09	$1.23	(11.1)%

Diluted weighted average number of shares outstanding	955,856	949,061		952,810	951,983

GAAP FINANCIAL STATEMENTS Consolidated Balance Sheets (In thousands)

	September 30, 2016	December 31, 2015

Assets:
Investment in real estate:
Land	$2,972,931	$3,596,354
Buildings and equipment	15,497,006	16,379,789
Less accumulated depreciation	(2,611,194)	(2,452,127)
Construction in progress	344,479	308,903
Net property and equipment	16,203,222	17,832,919
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,844,177	3,506,040
Net investment in real estate	20,047,399	21,338,959
Cash and cash equivalents	656,769	356,895
Accounts and notes receivable, net	883,072	949,556
Deferred expenses, net	215,947	214,578
Prepaid expenses and other assets	910,002	997,334
Assets held for disposition	—	216,233
Total assets	$22,713,189	$24,073,555
Liabilities:
Mortgages, notes and loans payable	$12,460,027	$14,216,160
Investment in Unconsolidated Real Estate Affiliates	39,500	38,488
Accounts payable and accrued expenses	646,216	784,493
Dividend payable	184,634	172,070
Deferred tax liabilities	1,365	1,289
Junior Subordinated Notes	206,200	206,200
Liabilities held for disposition	—	58,934
Total liabilities	13,537,942	15,477,634
Redeemable noncontrolling interests:
Preferred	159,260	157,903
Common	131,583	129,724
Total redeemable noncontrolling interests	290,843	287,627
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,594,582	8,028,001
Noncontrolling interests in consolidated real estate affiliates	20,264	24,712
Noncontrolling interests related to long-term incentive plan common units	27,516	13,539
Total equity	8,884,404	8,308,294
Total liabilities, redeemable noncontrolling interests and equity	$22,713,189	$24,073,555

GAAP FINANCIAL STATEMENTS Consolidated Statements of Income (In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenues:
Minimum rents	$347,676	$358,716	$1,082,220	$1,094,384
Tenant recoveries	162,031	172,515	504,242	518,040
Overage rents	6,505	6,455	19,024	18,755
Management fees and other corporate revenues	20,428	19,496	73,087	65,313
Other	17,853	28,142	57,539	62,956
Total revenues	554,493	585,324	1,736,112	1,759,448
Expenses:
Real estate taxes	58,239	57,942	173,651	170,425
Property maintenance costs	11,576	11,707	41,014	44,491
Marketing	2,244	4,273	7,036	12,849
Other property operating costs	73,479	79,265	215,474	227,874
Provision for doubtful accounts	574	1,622	5,685	6,199
(Recovery of) provision for loan loss	(6,659)	—	29,410	—
Property management and other costs	37,760	38,685	106,787	121,847
General and administrative	13,237	12,627	41,313	37,395
Provisions for impairment	28,276	—	73,039	—
Depreciation and amortization	182,350	154,228	499,269	483,026
Total expenses	401,076	360,349	1,192,678	1,104,106
Operating income	153,417	224,975	543,434	655,342
Interest and dividend income	14,114	13,232	43,507	34,896
Interest expense	(141,296)	(144,891)	(437,338)	(460,289)
(Loss) gain on foreign currency	(657)	(25,092)	16,172	(46,540)
Gain from changes in control of investment properties and other	620,309	13,399	733,416	622,412
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates and allocation to noncontrolling interests	645,887	81,623	899,191	805,821
(Provision for) benefit from income taxes	(49)	17,996	(728)	29,082
Equity in income of Unconsolidated Real Estate Affiliates	35,651	16,584	127,759	41,115
Unconsolidated Real Estate Affiliates - gain on investment	259	11,163	40,765	320,950
Net Income	681,748	127,366	1,066,987	1,196,968
Allocation to noncontrolling interests	(7,570)	(3,514)	(15,083)	(16,447)
Net income attributable to GGP	674,178	123,852	1,051,904	1,180,521
Preferred stock dividends	(3,984)	(3,984)	(11,951)	(11,952)
Net income attributable to common stockholders	$670,194	$119,868	$1,039,953	$1,168,569

Basic Earnings Per Share:	$0.76	$0.14	$1.18	$1.32
Diluted Earnings Per Share:	$0.70	$0.13	$1.09	$1.23

Non-GAAP Proportionate Financial Information

NON-GAAP PROPORTIONATE FINANCIAL OVERVIEW[1] (In thousands, except per share)

	Three Months Ended			Nine Months Ended
	September 30, 2016	September 30, 2015	Percentage Change	September 30, 2016	September 30, 2015	Percentage Change

Company Same Store NOI [2]	$543,571	$523,591	3.8%	$1,623,020	$1,558,026	4.2%
Company Non-Same Store NOI [3]	23,495	20,808	n/a	97,011	33,400	n/a
Company NOI [4]	567,066	544,399	4.2%	1,720,031	1,591,426	8.1%

Company EBITDA [4]	527,852	504,588	4.6%	1,619,229	1,468,145	10.3%

Company FFO [5]	336,236	340,747	(1.3)%	1,059,093	968,639	9.3%
Company FFO per diluted share	$0.35	$0.36	(2.0)%	$1.10	$1.01	9.2%

FFO [6]	334,374	316,773	5.6%	1,039,926	890,790	16.7%
FFO per diluted share	$0.35	$0.33	4.8%	$1.08	$0.93	16.6%

Diluted weighted average number of Company shares outstanding	962,399	955,556		959,342	958,343

1    For the Reconciliation of GAAP to Non-GAAP Financial Measures see pages 8-10.
2    Includes lease termination fees of $1.9 million and $4.8 million for the three months ended September 30, 2016 and 2015 and $12.0 million and $20.4 million for the nine months ended September 30, 2016 and 2015, respectively.
3    Non-Same Store NOI includes the periodic effects of acquisitions, certain redevelopments, including condominium development, and other properties.
4    Company NOI and Company EBITDA exclude the periodic effects of Sold Interests. See Glossary of Terms on page 32.
5    Company FFO includes the periodic effects of Sold Interests. See Glossary of Terms on page 32.
6    FFO is presented in accordance with the NAREIT definition of FFO.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Proportionate Assets, Liabilities and Equity[1] (In thousands)

	As of September 30, 2016		As of December 31, 2015
	Noncontrolling Interests	Unconsolidated Properties	Noncontrolling Interests	Unconsolidated Properties

Assets:
Investment in real estate:
Land	$(23,741)	$2,175,805	$(27,945)	$1,775,338
Buildings and equipment	(138,014)	8,142,937	(153,602)	7,653,560
Less accumulated depreciation	23,701	(1,633,200)	24,648	(1,437,460)
Construction in progress	(1,129)	331,601	(380)	470,099
Net property and equipment	(139,183)	9,017,143	(157,279)	8,461,537
Investment in and loans to/from Unconsolidated Real Estate Affiliates	—	(3,664,177)	—	(3,286,040)
Net investment in real estate	(139,183)	5,352,966	(157,279)	4,995,497
Cash and cash equivalents	(3,302)	243,133	(2,807)	215,552
Accounts and notes receivable, net	(2,916)	285,638	(2,632)	122,762
Deferred expenses, net	(2,256)	152,960	(1,418)	152,006
Prepaid expenses and other assets	(8,717)	284,327	(9,972)	257,408
Assets held for disposition	—	—	(12,291)	—
Total assets	$(156,374)	$6,319,024	$(186,399)	$5,923,225

Liabilities:
Mortgages, notes and loans payable	$(127,934)	$5,984,467	$(143,553)	$5,530,552
Investment in Unconsolidated Real Estate Affiliates	—	(39,500)	—	(38,488)
Accounts payable and accrued expenses	(8,176)	373,794	(7,232)	430,936
Dividend payable	—	—	—	—
Deferred tax liabilities	—	263	—	225
Junior Subordinated Notes	—	—	—	—
Liabilities held for disposition	—	—	(10,902)	—
Total liabilities	(136,110)	6,319,024	(161,687)	5,923,225

Redeemable noncontrolling interests:
Preferred	—	—	—	—
Common	—	—	—	—
Total redeemable noncontrolling interests	—	—	—	—

Equity:
Preferred stock	—	—	—	—
Stockholders' equity	—	—	—	—
Noncontrolling interests in consolidated real estate affiliates	(20,264)	—	(24,712)	—
Noncontrolling interests related to Long-Term Incentive Plan Common Units	—	—	—	—
Total equity	(20,264)	—	(24,712)	—
Total liabilities, redeemable noncontrolling interests and equity	$(156,374)	$6,319,024	$(186,399)	$5,923,225
1 The Company's proportionate share of assets, liabilities and equity can be calculated using the consolidated information from page 2 combined with the columns above.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Company NOI, EBITDA and FFO[1] For the Three Months Ended September 30, 2016 and 2015 (In thousands)

	Three Months Ended September 30, 2016				Three Months Ended September 30, 2015
	Consolidated Properties at Share [2]	Unconsolidated Properties	Sold Interests[3]	Adjustments [4]	Consolidated Properties at Share [2]	Unconsolidated Properties	Sold Interests[3]	Adjustments[4]
Property revenues:
Minimum rents [5]	$344,290	$146,633	$(3,970)	$7,231	$354,571	$135,588	$(20,183)	$7,148
Tenant recoveries	160,566	62,166	(1,468)	—	170,791	57,912	(7,236)	—
Overage rents	6,418	3,959	(30)	—	6,345	3,940	(243)	—
Other revenue	18,712	5,898	(138)	—	27,059	5,398	(859)	—
Condominium sales	—	45,894	—	—	—	—	—	—
Total property revenues	529,986	264,550	(5,606)	7,231	558,766	202,838	(28,521)	7,148
Property operating expenses:
Real estate taxes	57,500	17,456	(252)	(1,490)	57,108	17,457	(1,625)	(1,490)
Property maintenance costs	11,517	4,919	(125)	—	11,607	4,743	(694)	—
Marketing	2,226	1,871	(10)	—	4,208	2,314	(59)	—
Other property operating costs	72,946	28,534	(697)	(965)	78,487	27,333	(4,442)	(1,018)
Provision for doubtful accounts	562	930	34	—	1,613	136	154	—
Condominium cost of sales	—	34,139	—	—	—	—	—	—
Total property operating expenses	144,751	87,849	(1,050)	(2,455)	153,023	51,983	(6,666)	(2,508)
NOI	$385,235	$176,701	$(4,556)	$9,686	$405,743	$150,855	$(21,855)	$9,656
Management fees and other corporate revenues	20,428	48	—	—	19,496	—	—	—
Property management and other costs [6]	(37,625)	(8,651)	7	—	(38,507)	(7,942)	120	—
General and administrative	(13,237)	(184)	—	—	(12,627)	(448)	97	—
EBITDA	$354,801	$167,914	$(4,549)	$9,686	$374,105	$142,465	$(21,638)	$9,656
Depreciation on non-income producing assets	(4,242)	—	—	—	(2,836)	—	—	—
Interest and dividend income	14,499	992	—	(205)	13,619	667	(1)	(205)
Preferred unit distributions	(2,237)	—	—	—	(2,228)	—	—	—
Preferred stock dividends	(3,984)	—	—	—	(3,984)	—	—	—
Interest expense:
Mark-to-market adjustments on debt	1,199	88	—	(1,287)	18	280	(237)	(61)
Write-off of mark-to-market adjustments on extinguished debt	2,290	—	—	(2,290)	(102)	—	—	102
Interest on existing debt	(143,447)	(59,369)	1,633	—	(143,147)	(54,896)	5,993	—
Loss on foreign currency	(657)	—	—	657	(25,092)	—	—	25,092
Recovery of loan loss [7]	6,659	—	—	(6,659)	—	—	—	—
Benefit from (provision for) income taxes	(32)	(100)	—	2,093	18,012	(108)	—	(9,924)
FFO from sold interests	—	—	2,916	(133)	—	—	15,883	(686)
FFO	$224,849	$109,525	$—	$1,862	$228,365	$88,408	$—	$23,974

1.	For the Reconciliation of GAAP to Non-GAAP Financial Measures see pages 8-10.

2.	Consolidated properties at share reflect the Company's Consolidated Properties at our proportionate share exclusive of noncontrolling interests.

3.	Sold interests include reclassification of operations related to reductions in ownership as a result of sales or other transactions.

4.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, gain/loss on foreign currency and the related provision for income taxes, and other items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 to ER7.

5.
Adjustments include amounts for straight-line rent of ($7,848) and ($10,144) and above/below market lease amortization of $15,079 and $17,291 for the three months ended September 30, 2016 and 2015, respectively.

6.	Unconsolidated amounts include our share of management fees paid by these properties. Revenues associated with these fees are included in consolidated management fees and other corporate revenues.

7.	This relates to the recovery of $6.7 million of previously reserved loan loss upon settlement of the note associated with our sale of our interest in Aliansce in the third quarter of 2016.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Company NOI, EBITDA and FFO[1] For the Nine Months Ended September 30, 2016 and 2015 (In thousands)

	Nine Months Ended September 30, 2016				Nine Months Ended September 30, 2015
	Consolidated Properties at Share [2]	Unconsolidated Properties	Sold Interests[3]	Adjustments [4]	Consolidated Properties at Share [2]	Unconsolidated Properties	Sold Interests[3]	Adjustments[4]
Property revenues:
Minimum rents [5]	$1,072,159	$423,556	$(36,965)	$14,036	$1,082,042	$371,779	$(67,584)	$27,596
Tenant recoveries	499,810	178,115	(12,876)	—	512,830	163,537	(26,644)	—
Overage rents	18,829	9,984	(671)	—	18,526	9,847	(1,278)	—
Other revenue	58,049	17,653	(1,571)	—	61,321	17,404	(3,215)	—
Condominium sales	—	222,717	—	—	—	—	—	—
Total property revenues	1,648,847	852,025	(52,083)	14,036	1,674,719	562,567	(98,721)	27,596
Property operating expenses:
Real estate taxes	171,389	46,536	(2,584)	(4,469)	167,956	48,668	(6,130)	(4,469)
Property maintenance costs	40,817	15,050	(1,103)	—	44,164	16,039	(2,795)	—
Marketing	6,986	8,236	(90)	—	12,691	6,472	(667)	—
Other property operating costs	213,892	80,144	(5,526)	(2,991)	225,634	76,587	(14,421)	(3,056)
Provision for doubtful accounts	5,662	5,451	(276)	—	6,161	2,151	(250)	—
Condominium cost of sales	—	165,670	—	—	—	—	—	—
Total property operating expenses	438,746	321,087	(9,579)	(7,460)	456,606	149,917	(24,263)	(7,525)
NOI	$1,210,101	$530,938	$(42,504)	$21,496	$1,218,113	$412,650	$(74,458)	$35,121
Management fees and other corporate revenues	73,087	97	—	—	65,313	—	—	—
Property management and other costs [6]	(106,372)	(25,780)	46	—	(121,316)	(23,354)	469	—
General and administrative	(41,313)	(796)	229	—	(37,395)	(7,095)	97	—
EBITDA	$1,135,503	$504,459	$(42,229)	$21,496	$1,124,715	$382,201	$(73,892)	$35,121
Depreciation on non-income producing assets	(11,465)	—	—	—	(8,419)	—	—	—
Interest and dividend income	44,664	2,507	(3)	(614)	36,056	1,961	(5)	(614)
Preferred unit distributions	(6,640)	—	—	—	(6,692)	—	—	—
Preferred stock dividends	(11,951)	—	—	—	(11,952)	—	—	—
Interest expense:
Mark-to-market adjustments on debt	1,829	263	—	(2,092)	48	1,158	117	(1,323)
Write-off of mark-to-market adjustments on extinguished debt	2,290	—	—	(2,290)	(13,590)	—	6,361	7,229
Interest on existing debt	(437,341)	(169,995)	13,138	—	(442,213)	(154,789)	24,499	—
Gain (loss) on foreign currency	16,172	—	—	(16,172)	(46,540)	—	—	46,540
Provision for loan [7]	(29,410)	—	—	21,891	—	—	—	—
(Provision for) benefit from income taxes	(680)	(279)	—	(2,262)	29,118	(272)	—	(17,167)
FFO from sold interests	—	—	29,094	(790)	—	—	42,920	8,063
FFO	$702,971	$336,955	$—	$19,167	$660,531	$230,259	$—	$77,849

1.	For the Reconciliation of GAAP to Non-GAAP Financial Measures see pages 8-10.

2.	Consolidated properties at share reflect the Company's Consolidated Properties at our proportionate share exclusive of noncontrolling interests.

3.	Sold interests include reclassification of operations related to reductions in ownership as a result of sales or other transactions.

4.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, gain/loss on foreign currency and the related provision for income taxes, and other items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 to ER7.

5.
Adjustments include amounts for straight-line rent of ($21,953) and ($27,496) and above/below market lease amortization of $35,989 and $55,091 for the nine months ended September 30, 2016 and 2015, respectively.

6.	Unconsolidated amounts include our share of management fees paid by these properties. Revenues associated with these fees are included in consolidated management fees and other corporate revenues.

7.
This provision relates to the note associated with our sale of our interest in Aliansce in 2013. In the nine months ended September 30, 2016, we wrote down the principal balance by $28.6 million and recovered $6.7 million upon settlement of the note for the net $21.9 million adjustment above. We also reversed $7.5 million accrued interest that impacts Company FFO.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Reconciliation of GAAP Operating Income to Company Same Store NOI
Operating Income	$153,417	$224,975	$543,434	$655,342
Loss (gain) on sales of investment properties [1]	1,016	(854)	1,016	(863)
Depreciation and amortization	182,350	154,228	499,269	483,026
(Recovery of) provision for loan loss [2]	(6,659)	—	29,410	—
Provision for impairment	28,276	—	73,039	—
General and administrative	13,237	12,627	41,313	37,395
Property management and other costs	37,760	38,685	106,787	121,847
Management fees and other corporate revenues	(20,428)	(19,496)	(73,087)	(65,313)
Consolidated Properties	388,969	410,165	1,221,181	1,231,434
Noncontrolling interest in NOI of Consolidated Properties [6]	(3,734)	(4,422)	(11,080)	(13,321)
NOI of sold interests [5,6]	(4,556)	(21,855)	(42,504)	(74,458)
Unconsolidated Properties [6]	176,701	150,855	530,938	412,650
Proportionate NOI	557,380	534,743	1,698,535	1,556,305
Company adjustments: [3]
Minimum rents [4]	7,231	7,148	14,036	27,596
Real estate taxes	1,490	1,490	4,469	4,469
Property operating expenses	965	1,018	2,991	3,056
Company NOI	567,066	544,399	1,720,031	1,591,426
Company Non-Same Store NOI	23,495	20,808	97,011	33,400
Company Same Store NOI	$543,571	$523,591	$1,623,020	$1,558,026

Reconciliation of GAAP Net Income Attributable to GGP to Company EBITDA
Net Income Attributable to GGP	$674,178	$123,852	$1,051,904	$1,180,521
Allocation to noncontrolling interests	7,570	3,514	15,083	16,447
Loss (gain) on sales of investment properties [1]	1,016	(854)	1,016	(863)
Gains from changes in control of investment properties and other	(620,309)	(13,399)	(733,416)	(622,412)
Unconsolidated Real Estate Affiliates - gain on investment	(259)	(11,163)	(40,765)	(320,950)
Equity in income of Unconsolidated Real Estate Affiliates	(35,651)	(16,584)	(127,759)	(41,115)
(Recovery of) provision for loan loss [2]	(6,659)	—	29,410	—
Provision for impairment	28,276	—	73,039	—
Provision for (benefit from) income taxes	49	(17,996)	728	(29,082)
Loss (gain) on foreign currency	657	25,092	(16,172)	46,540
Interest expense	141,296	144,891	437,338	460,289
Interest income	(14,114)	(13,232)	(43,507)	(34,896)
Depreciation and amortization	182,350	154,228	499,269	483,026
Consolidated Properties	358,400	378,349	1,146,168	1,137,505
Noncontrolling interest in EBITDA of Consolidated Properties	(3,599)	(4,244)	(10,665)	(12,790)
EBITDA of sold interests	(4,549)	(21,638)	(42,229)	(73,892)
Unconsolidated Properties	167,914	142,465	504,459	382,201
Proportionate EBITDA	518,166	494,932	1,597,733	1,433,024
Company adjustments: [3]
Minimum rents	7,231	7,148	14,036	27,596
Real estate taxes	1,490	1,490	4,469	4,469
Property operating expenses	965	1,018	2,991	3,056
Company EBITDA	$527,852	$504,588	$1,619,229	$1,468,145

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Reconciliation of GAAP Net Income Attributable to GGP to Company FFO
Net Income Attributable to GGP	$674,178	$123,852	$1,051,904	$1,180,521
Redeemable noncontrolling interests	5,051	1,017	7,934	8,532
Provision for impairment excluded from FFO	28,276	—	73,039	—
Noncontrolling interests in depreciation of Consolidated Properties	(1,592)	(1,948)	(4,875)	(5,905)
Unconsolidated Real Estate Affiliates - gain on investment	(259)	(11,163)	(40,765)	(320,950)
Loss on sales of investment properties [1]	1,017	2,358	1,016	2,349
Preferred stock dividends	(3,984)	(3,984)	(11,951)	(11,952)
Gains from changes in control of investment properties and other	(620,309)	(13,399)	(733,416)	(622,412)
Depreciation and amortization of capitalized real estate costs - Consolidated Properties	178,108	151,393	487,804	474,607
Depreciation and amortization of capitalized real estate costs - Unconsolidated Properties	73,888	68,647	209,236	186,000
FFO	334,374	316,773	1,039,926	890,790
Company adjustments: [3]
Minimum rents [4]	7,231	7,148	14,036	27,596
Property operating expenses	1,490	1,490	4,469	4,469
Property management and other costs	965	1,018	2,991	3,056
Interest and dividend income	(205)	(205)	(614)	(614)
Market rate adjustments	(1,287)	(61)	(2,092)	(1,323)
Write-off of mark-to-market adjustments on extinguished debt	(2,290)	102	(2,290)	7,229
(Recovery of) provision for loan loss [2]	(6,659)	—	21,891	—
Loss (gain) on foreign currency	657	25,092	(16,172)	46,540
Benefit from (provision for) income taxes	2,093	(9,924)	(2,262)	(17,167)
FFO from sold interests [5]	(133)	(686)	(790)	8,063
Company FFO	$336,236	$340,747	$1,059,093	$968,639

Reconciliation of GAAP Equity in Income of Unconsolidated Real Estate Affiliates to Equity in NOI of Unconsolidated Properties
Equity in income of Unconsolidated Real Estate Affiliates	$35,651	$16,584	$127,759	$41,115
Other, including (gain) loss on sales of investment properties	(17)	3,177	(41)	3,146
Depreciation and amortization of capitalized real estate costs	73,891	68,647	209,237	185,998
FFO of Unconsolidated Properties	109,525	88,408	336,955	230,259
Provision for income taxes	100	108	279	272
Net interest expense	58,289	53,949	167,225	151,670
EBITDA	167,914	142,465	504,459	382,201
General and administrative and provisions for impairment	184	448	796	7,095
Net property management fees and costs	8,603	7,942	25,683	23,354
Equity in NOI of Unconsolidated Properties:	$176,701	$150,855	$530,938	$412,650

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Reconciliation of Net Income Attributable to GGP per diluted share to Company FFO per diluted share
Net Income Attributable to GGP per diluted share	$0.70	$0.13	$1.09	$1.23
Preferred stock dividends	—	—	(0.01)	(0.01)
Net income attributable to common stockholders per diluted share	0.70	0.13	1.08	1.22
Redeemable noncontrolling interests	0.01	—	0.01	0.01
Provision for impairment excluded from FFO	0.03	—	0.08	—
Noncontrolling interests in depreciation of Consolidated Properties	—	—	(0.01)	(0.01)
Unconsolidated Real Estate Affiliates - gain on investment	—	(0.01)	(0.04)	(0.33)
Gains from changes in control of investment properties and other	(0.64)	(0.01)	(0.76)	(0.65)
Depreciation and amortization of capitalized real estate costs	0.25	0.22	0.72	0.69
FFO per diluted share	0.35	0.33	1.08	0.93
Company adjustments: [3]
Straight-line rent	0.01	0.01	0.01	0.03
Property operating expenses	—	—	0.01	—
Write-off of mark-to-market adjustments on extinguished debt	—	—	—	0.01
(Recovery of) provision for loan loss [2]	(0.01)	—	0.02	—
Loss (gain) on foreign currency	—	0.03	(0.02)	0.05
Provision for income taxes	—	(0.01)	—	(0.02)
FFO from sold interests [5]	—	—	—	0.01
Company FFO per diluted share	$0.35	$0.36	$1.10	$1.01

1.	Amounts included in Consolidated GAAP other revenues but excluded from FFO.

2.
This provision relates to the note associated with our sale of our interest in Aliansce in 2013. In the nine months ended September 30, 2016, we wrote down the principal balance by $28.6 million and recovered $6.7 million upon settlement of the note for the net $21.9 million adjustment above. We also reversed $7.5 million accrued interest that impacts Company FFO.

3.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, gain/loss on foreign currency and the related provision for income taxes, and other non-comparable items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 to ER7.

4.
Adjustments include amounts for straight-line rent of ($7,848) and ($10,144) and above/below market lease amortization of $15,079 and $17,291 for the three months ended September 30, 2016 and 2015 and straight-line rent of ($21,953) and ($27,496) and above/below market lease amortization of $35,989 and $55,091 for the nine months ended September 30, 2016 and 2015, respectively.

5.	Sold interests include reclassification of operations related to reductions in ownership as a result of sales or other transactions.

6.	Refer to pages 6 and 7 for NOI, EBITDA and FFO.

DEBT

DEBT Summary, at Share As of September 30, 2016 (In thousands)

				Maturities[1]
	Interest Rate	Proportionate Balance	Average Remaining Term (Years)	2016	2017	2018	2019	2020	2021	Subsequent	Total
Fixed Rate
Property Level Consolidated	4.44%	$10,180,861	6.1	$—	$72,532	$118,892	$493,457	$1,476,314	$1,368,776	$5,712,156	$9,242,127
Property Level Unconsolidated	4.27%	4,777,614	5.6	—	172,773	186,862	607,145	619,639	272,377	2,686,961	4,545,757
Total Fixed Rate	4.38%	$14,958,475	5.9	$—	$245,305	$305,754	$1,100,602	$2,095,953	$1,641,153	$8,399,117	$13,787,884

Variable Rate
Property Level Consolidated	2.34%	$2,008,926	3.9	$—	$—	$213,425	$395,500	$—	$1,318,356	$—	$1,927,281
Property Level Unconsolidated	3.30%	1,292,326	3.2	—	—	—	592,866	668,986	30,000	—	1,291,852
Junior Subordinated Notes Due 2036	2.21%	206,200	19.6	—	—	—	—	—	—	206,200	206,200
Total Variable Rate	2.69%	$3,507,452	4.6	$—	$—	$213,425	$988,366	$668,986	$1,348,356	$206,200	$3,425,333

Total	4.06%	$18,465,927	5.7	$—	$245,305	$519,179	$2,088,968	$2,764,939	$2,989,509	$8,605,317	$17,213,217
		Weighted average interest rate		—%	5.49%	3.29%	3.85%	3.84%	3.90%	4.24%

		Total Amortization		$38,095	$169,910	$196,279	$201,370	$197,428	$152,407	$297,221	$1,252,710

								Total Maturities and Amortization[2,3]			$18,465,927

1.	Assumes that all maturity extensions are exercised.

2.	Reconciliation to GGP Proportionate Mortgages, Notes, and Loans Payable:

Total Maturities and Amortization, from above	$18,465,927
Debt related to solar projects	27,614
Proportionate Portfolio Debt	18,493,541
Miami Design District cost method investment	(71,318)
Debt transferred to special servicer	144,451
Market rate adjustments, net	28,012
Deferred financing costs, net	(71,926)
Junior Subordinated Notes Due 2036	(206,200)
Proportionate Mortgages, Notes and Loans Payable	18,316,560
GGP Share of Unconsolidated Properties	(5,984,467)
Noncontrolling Interests	127,934
Consolidated GAAP Mortgages, Notes and Loans Payable	$12,460,027

3.    Reflects maturities and amortization for periods subsequent to September 30, 2016.

DEBT Detail, at Share[1] As of September 30, 2016 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2016	2017	2018	2019	2020	2021	Subsequent
Fixed Rate

Consolidated Property Level
Four Seasons Town Centre	100%	$75,520	2017	$72,532	5.60%	No	$1,267	$1,721	$—	$—	$—	$—	$—
The Gallery at Harborplace - Other	100%	3,795	2018	190	6.05%	No	517	2,152	936	—	—	—	—
Hulen Mall	100%	123,596	2018	118,702	4.25%	No	591	2,421	1,882	—	—	—	—
Governor's Square	100%	68,879	2019	66,488	6.69%	No	249	1,035	1,107	—	—	—	—
Oak View Mall	100%	77,145	2019	74,467	6.69%	No	278	1,160	1,240	—	—	—	—
Coronado Center	100%	190,766	2019	180,278	3.50%	Yes - Partial	1,010	4,110	4,258	1,110	—	—	—
Park City Center	100%	181,824	2019	172,224	5.34%	No	846	3,473	3,666	1,615	—	—	—
Fashion Place	100%	226,730	2020	226,730	3.64%	No	—	—	—	—	—	—	—
Mall St. Matthews	100%	185,680	2020	170,305	2.72%	No	1,003	4,067	4,181	4,297	1,827	—	—
Town East Mall	100%	160,270	2020	160,270	3.57%	No	—	—	—	—	—	—	—
Tucson Mall	100%	246,000	2020	246,000	4.01%	No	—	—	—	—	—	—	—
Visalia Mall	100%	74,000	2020	74,000	3.71%	No	—	—	—	—	—	—	—
Tysons Galleria	100%	307,882	2020	282,081	4.06%	No	1,535	6,266	6,528	6,802	4,670	—	—
The Mall In Columbia	100%	343,783	2020	316,928	3.95%	No	1,594	6,531	6,794	7,067	4,869	—	—
Northridge Fashion Center	100%	230,057	2021	207,503	5.10%	No	1,128	4,627	4,871	5,129	5,369	1,430	—
Deerbrook Mall	100%	141,501	2021	127,934	5.25%	No	676	2,776	2,928	3,087	3,236	864	—
White Marsh Mall	100%	190,000	2021	190,000	3.66%	No	—	—	—	—	—	—	—
Park Place	100%	183,868	2021	165,815	5.18%	No	883	3,626	3,821	4,026	4,217	1,480	—
Providence Place	94%	333,070	2021	302,577	5.65%	No	1,479	6,077	6,434	6,813	7,162	2,528	—
Fox River Mall	100%	172,913	2021	156,373	5.46%	No	787	3,238	3,422	3,616	3,796	1,681	—
Oxmoor Center	94%	82,810	2021	74,781	5.37%	No	383	1,574	1,662	1,755	1,841	814	—
Rivertown Crossings	100%	156,237	2021	141,356	5.52%	No	709	2,910	3,077	3,254	3,417	1,514	—
Westlake Center - Land	100%	2,437	2021	2,437	12.90%	Yes - Full	—	—	—	—	—	—	—
Bellis Fair	100%	87,072	2022	77,060	5.23%	No	411	1,694	1,786	1,883	1,973	2,092	173
The Shoppes at Buckland Hills	100%	121,360	2022	107,820	5.19%	No	550	2,253	2,375	2,503	2,621	2,779	459
The Gallery at Harborplace	100%	76,823	2022	68,096	5.24%	No	341	1,398	1,474	1,555	1,628	1,728	603
The Streets at Southpoint	94%	235,688	2022	207,909	4.36%	No	1,103	4,542	4,744	4,955	5,175	5,405	1,855
Spokane Valley Mall	100%	58,657	2022	51,312	4.65%	No	286	1,172	1,228	1,287	1,342	1,414	616
Greenwood Mall	100%	63,000	2022	57,469	4.19%	No	—	419	1,054	1,100	1,140	1,197	621
North Star Mall	100%	314,549	2022	270,113	3.93%	No	1,707	6,973	7,256	7,551	7,825	8,175	4,949
Coral Ridge Mall	100%	108,728	2022	98,394	5.71%	No	370	1,533	1,623	1,718	1,819	1,925	1,346
The Oaks Mall	100%	130,076	2022	112,842	4.55%	No	632	2,584	2,706	2,833	2,951	3,106	2,422
Westroads Mall	100%	146,920	2022	127,455	4.55%	No	714	2,919	3,056	3,200	3,333	3,508	2,735
Coastland Center	100%	120,624	2022	102,621	3.76%	No	665	2,707	2,812	2,922	3,023	3,152	2,722
Pecanland Mall	100%	87,645	2023	75,750	3.88%	No	411	1,682	1,749	1,819	1,882	1,967	2,385
Crossroads Center (MN)	100%	99,849	2023	83,026	3.25%	No	585	2,379	2,459	2,541	2,617	2,713	3,529
Cumberland Mall	100%	160,000	2023	160,000	3.67%	No	—	—	—	—	—	—	—
The Woodlands	100%	246,830	2023	207,057	5.04%	No	1,264	5,215	5,484	5,767	6,064	6,377	9,602
Meadows Mall	100%	151,833	2023	118,726	3.96%	No	1,077	4,402	4,582	4,770	4,950	5,168	8,158
Oglethorpe Mall	100%	150,000	2023	136,166	3.90%	No	—	—	1,059	2,648	2,739	2,865	4,523
Prince Kuhio Plaza	100%	42,518	2023	35,974	4.10%	No	213	867	903	942	977	1,023	1,619
Augusta Mall	100%	170,000	2023	170,000	4.36%	No	—	—	—	—	—	—	—
Staten Island Mall	100%	249,470	2023	206,942	4.77%	No	1,307	5,381	5,643	5,918	6,207	6,510	11,562

DEBT Detail, at Share[1] As of September 30, 2016 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2016	2017	2018	2019	2020	2021	Subsequent
Stonestown Galleria	100%	180,000	2023	164,720	4.39%	No	—	—	462	2,871	2,979	3,137	5,831
Boise Towne Square	100%	128,394	2023	106,372	4.79%	No	668	2,746	2,880	3,021	3,169	3,324	6,214
The Crossroads	100%	95,514	2023	80,833	4.42%	No	440	1,799	1,881	1,967	2,046	2,151	4,397
Jordan Creek Town Center	100%	210,329	2024	177,448	4.37%	No	974	3,980	4,160	4,348	4,520	4,749	10,150
Woodbridge Center	100%	250,000	2024	220,726	4.80%	No	—	2,395	3,777	3,964	4,128	4,367	10,643
The Maine Mall	100%	235,000	2024	235,000	4.66%	No	—	—	—	—	—	—	—
Baybrook Mall	100%	246,645	2024	212,423	5.52%	No	869	3,595	3,798	4,013	4,240	4,480	13,227
The Parks Mall at Arlington	100%	246,675	2024	212,687	5.57%	No	860	3,564	3,767	3,983	4,210	4,451	13,153
Beachwood Place	100%	220,000	2025	184,350	3.94%	No	—	2,922	4,032	4,194	4,362	4,537	15,603
Pembroke Lakes Mall	100%	260,000	2025	260,000	3.56%	No	—	—	—	—	—	—	—
Valley Plaza Mall	100%	240,000	2025	206,847	3.75%	No	—	—	3,167	4,410	4,556	4,757	16,263
Willowbrook Mall	100%	360,000	2025	360,000	3.55%	No	—	—	—	—	—	—	—
Boise Towne Plaza	100%	19,643	2025	16,006	4.13%	No	88	351	366	382	396	415	1,639
Paramus Park	100%	120,000	2025	120,000	4.07%	No	—	—	—	—	—	—	—
Glenbrook Square	100%	162,000	2025	137,791	4.27%	No	—	222	2,634	2,750	2,852	2,997	12,754
Peachtree Mall	100%	79,849	2025	59,269	3.94%	No	470	1,918	1,996	2,077	2,153	2,249	9,717
North Point Mall	100%	250,000	2026	218,205	4.54%	No	—	—	—	984	4,050	4,237	22,524
The Shops at La Cantera	75%	262,500	2027	262,500	3.60%	No	—	—	—	—	—	—	—
Providence Place	94%	33,907	2028	2,247	7.75%	No	893	1,897	1,825	1,740	1,878	2,027	21,400
Consolidated Property Level		$10,180,861		$9,242,127	4.44%		$31,833	$131,273	$143,545	$145,187	$144,209	$119,293	$223,394

Unconsolidated Property Level
Riverchase Galleria	50%	$152,500	2017	$152,500	5.65%	No	$—	$—	$—	$—	$—	$—	$—
The Shops at Bravern	40%	20,512	2,017	20,273	3.86%	No	118	121	—	—	—	—	—
Plaza Frontenac	55%	28,600	2018	28,600	3.04%	No	—	—	—	—	—	—	—
Saint Louis Galleria	74%	158,262	2018	158,262	3.44%	No	—	—	—	—	—	—	—
The Grand Canal Shoppes	50%	313,125	2019	313,125	4.24%	No	—	—	—	—	—	—	—
First Colony Mall	50%	89,580	2019	84,321	4.50%	No	400	1,645	1,720	1,494	—	—	—
Natick Mall	50%	221,737	2019	209,699	4.60%	No	914	3,762	3,939	3,423	—	—	—
Oakbrook Center	48%	202,725	2020	202,725	3.66%	No	—	—	—	—	—	—	—
Christiana Mall	50%	115,894	2020	108,697	5.10%	No	423	1,725	1,816	1,913	1,320	—	—
Water Tower Place	47%	179,233	2020	171,026	4.35%	No	469	1,928	2,024	2,124	1,662	—	—
Kenwood Towne Centre	70%	150,477	2020	137,191	5.37%	No	722	2,964	3,131	3,306	3,163	—	—
Whaler's Village	50%	40,000	2021	40,000	5.42%	No	—	—	—	—	—	—	—
Shops at Merrick Park	55%	94,200	2021	85,797	5.73%	No	415	1,706	1,808	1,916	2,015	543	—
Willowbrook Mall (TX)	50%	98,584	2021	88,965	5.13%	No	480	1,972	2,077	2,188	2,291	611	—
Northbrook Court	50%	63,439	2021	56,811	4.25%	No	293	1,206	1,259	1,313	1,370	1,187	—
Fashion Show	51%	1,999	2021	804	6.06%	Yes - Full	51	210	223	237	252	222	—
Ala Moana Center	63%	875,000	2022	875,000	4.23%	No	—	—	—	—	—	—	—
Florence Mall	50%	45,000	2022	45,000	4.15%	No	—	—	—	—	—	—	—
Clackamas Town Center	50%	108,000	2022	108,000	4.18%	No	—	—	—	—	—	—	—
Bridgewater Commons	35%	105,000	2022	105,000	3.34%	No	—	—	—	—	—	—	—
The Shoppes at River Crossing	50%	38,675	2023	35,026	3.75%	No	—	—	509	711	734	767	928
Carolina Place	50%	87,128	2023	75,542	3.84%	No	385	1,567	1,630	1,694	1,752	1,831	2,727
Union Square	50%	25,000	2023	25,000	5.12%	No	—	—	—	—	—	—	—
Galleria at Tyler	50%	92,198	2023	76,716	5.05%	No	458	1,889	1,987	2,089	2,197	2,311	4,551

DEBT Detail, at Share[1] As of September 30, 2016 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2016	2017	2018	2019	2020	2021	Subsequent
Park Meadows	35%	126,000	2023	112,734	4.60%	No	—	—	1,996	2,091	2,189	2,292	4,698
Stonebriar Centre	50%	140,000	2024	120,886	4.05%	No	—	804	2,477	2,579	2,686	2,797	7,771
Fashion Show	51%	425,850	2024	425,850	4.03%	No	—	—	—	—	—	—	—
Pinnacle Hills Promenade	50%	59,289	2025	48,805	4.13%	No	271	1,099	1,146	1,195	1,240	1,299	4,234
Altamonte Mall	50%	80,000	2025	69,045	3.72%	No	—	—	1,063	1,478	1,526	1,593	5,295
Alderwood	50%	173,346	2025	138,693	3.48%	No	863	3,512	3,638	3,769	3,888	4,043	14,940
Towson Town Center	35%	113,761	2025	97,713	3.82%	No	—	—	680	2,093	2,175	2,259	8,841
Perimeter Mall	50%	137,500	2026	137,500	3.96%	No	—	—	—	—	—	—	—
Glendale Galleria	50%	215,000	2026	190,451	4.06%	No	—	—	—	—	922	3,785	19,842
Unconsolidated Property Level		$4,777,614		$4,545,757	4.27%		$6,262	$26,110	$33,123	$35,613	$31,382	$25,540	$73,827

Total Fixed Rate Debt		$14,958,475		$13,787,884	4.38%		$38,095	$157,383	$176,668	$180,800	$175,591	$144,833	$297,221

Variable Rate

Consolidated Property Level
Columbia Mall	100%	$100,000	2018	$100,000	Libor + 175 bps	Yes - Full	$—	$—	$—	$—	$—	$—	$—
Market Place Shopping Center	100%	113,425	2018	113,425	Libor + 240 bps	No	—	—	—	—	—	—	—
Lynnhaven Mall	100%	235,000	2019	235,000	Libor + 185 bps	No	—	—	—	—	—	—	—
830 North Michigan	100%	85,000	2019	85,000	Libor + 160 bps	No	—	—	—	—	—	—	—
Westlake Center	100%	42,500	2019	42,500	Libor + 230 bps	No	—	—	—	—	—	—	—
200 Lafayette	100%	33,000	2019	33,000	Libor + 250 bps	No	—	—	—	—	—	—	—
Brass Mill Center [4]	100%	66,779	2021	62,884	Libor + 175 bps	Yes - Partial	—	587	924	981	1,042	361	—
Columbiana Centre [4]	100%	124,871	2021	117,588	Libor + 175 bps	Yes - Partial	—	1,096	1,728	1,835	1,948	676	—
Eastridge (WY) [4]	100%	43,433	2021	40,900	Libor + 175 bps	Yes - Partial	—	381	601	638	678	235	—
Grand Teton Mall [4]	100%	45,605	2021	42,945	Libor + 175 bps	Yes - Partial	—	401	631	670	711	247	—
Mayfair [4]	100%	349,095	2021	328,736	Libor + 175 bps	Yes - Partial	—	3,065	4,831	5,129	5,445	1,889	—
Mondawmin Mall [4]	100%	85,526	2021	80,539	Libor + 175 bps	Yes - Partial	—	749	1,184	1,257	1,334	463	—
North Town Mall [4]	100%	86,866	2021	81,801	Libor + 175 bps	Yes - Partial	—	762	1,202	1,276	1,355	470	—
Oakwood [4]	100%	71,231	2021	67,077	Libor + 175 bps	Yes - Partial	—	625	986	1,047	1,111	385	—
Oakwood Center [4]	100%	87,138	2021	82,056	Libor + 175 bps	Yes - Partial	—	766	1,206	1,280	1,359	471	—
Pioneer Place [4]	100%	127,585	2021	120,145	Libor + 175 bps	Yes - Partial	—	1,119	1,766	1,875	1,990	690	—
Red Cliffs Mall [4]	100%	31,310	2021	29,484	Libor + 175 bps	Yes - Partial	—	276	433	460	488	169	—
River Hills Mall [4]	100%	71,272	2021	67,116	Libor + 175 bps	Yes - Partial	—	625	986	1,047	1,112	386	—
Sooner Mall [4]	100%	72,149	2021	67,942	Libor + 175 bps	Yes - Partial	—	634	998	1,060	1,125	390	—
Southwest Plaza [4]	100%	115,967	2021	109,204	Libor + 175 bps	Yes - Partial	—	1,018	1,605	1,704	1,809	627	—
The Shops at Fallen Timbers [4]	100%	21,174	2021	19,939	Libor + 175 bps	Yes - Partial	—	186	293	311	330	115	—
Consolidated Property Level		$2,008,926		$1,927,281	2.34%		$—	$12,290	$19,374	$20,570	$21,837	$7,574	$—

Unconsolidated Property Level
Ala Moana Construction Loan [5]	63%	$257,022	2019	$257,022	Libor + 190 bps	Yes - Partial	$—	$—	$—	$—	$—	$—	$—
685 Fifth Avenue	50%	170,000	2019	170,000	Libor + 275 bps	No	—	—	—	—	—	—	—
Miami Design District	15%	71,318	2019	71,318	Libor + 250 bps	No	—	—	—	—	—	—	—
530 Fifth Avenue Senior	50%	95,000	2019	94,526	Libor + 325 bps	No	—	237	237	—	—	—	—
Bayside Marketplace	51%	127,500	2020	127,500	Libor + 205 bps	No	—	—	—	—	—	—	—
Baybrook LPC Construction Loan [6]	53%	47,271	2020	47,271	Libor + 200 bps	Yes - Partial	—	—	—	—	—	—	—
730 Fifth Avenue [7]	37%	457,750	2020	457,750	Libor + 263 bps	No	—	—	—	—	—	—	—
Park Lane Construction Loan [8]	50%	36,465	2020	36,465	Libor + 325 bps	Yes - Partial	—	—	—	—	—	—	—
85 Fifth Avenue	50%	30,000	2021	30,000	Libor + 275 bps	No	—	—	—	—	—	—	—
Unconsolidated Property Level		$1,292,326		$1,291,852	3.30%		$—	$237	$237	$—	$—	$—	$—

DEBT Detail, at Share[1] As of September 30, 2016 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2016	2017	2018	2019	2020	2021	Subsequent

Consolidated Corporate
Junior Subordinated Notes Due 2036	100%	$206,200	2036	$206,200	Libor + 145 bps	Yes - Full	$—	$—	$—	$—	$—	$—	$—
Consolidated Corporate		$206,200		$206,200	2.21%		$—	$—	$—	$—	$—	$—	$—

Total Variable Rate Debt		$3,507,452		$3,425,333	2.69%		$—	$12,527	$19,611	$20,570	$21,837	$7,574	$—

Total [9]		$18,465,927		$17,213,217	4.06%		$38,095	$169,910	$196,279	$201,370	$197,428	$152,407	$297,221

1.	Proportionate share for Consolidated Properties presented exclusive of non-controlling interests.

2.	Assumes that all maturity extensions are exercised.

3.	Total recourse to GGP or its subsidiaries of approximately $1.3 billion, excluding the corporate revolver.

4.	Properties provide mortgage collateral as guarantors for $1.4 billion corporate borrowing and are cross collateralized.

5.	Reflects the amount drawn as of September 30, 2016 on the $450.0 construction loan ($281.3 million at share).

6.	Reflects the amount drawn as of September 30, 2016 on the $126.0 construction loan ($66.8 million at share).

7.
Per the joint venture agreement approximately $915 million of the total property debt is associated with the retail units and approximately $335 million is associated with the upper units. GGP owns a 50% equity interest in the retail units, and as a result GGP's pro rata share of the property debt is approximately $458 million or 37%.

8.	Reflects the amount drawn as of September 30, 2016 on the $460.0 construction loan ($287.5 million at share).

9.	Reflects amortization for the period subsequent to September 30, 2016.

Asset Transactions

ASSET TRANSACTIONS Summary of Asset Transactions For the Nine Months Ended September 30, 2016 (In thousands)

Acquisitions
Closing Date		Property Name	Property Location	GGP Ownership %	Gross Purchase Price at Share [1]	Debt at Share	Net Equity at Share [1]

September 2016		Aéropostale, Inc. [2]	N/A	26.0%	$20,400	$—	$20,400
June 2016		218 W. 57th Street [3]	New York City, NY	50.0%	40,750	—	15,100
February 2016		Spokane Valley Mall [4]	Spokane, WA	100.0%	37,500	14,800	22,700
	Total				$98,650	$14,800	$58,200

Dispositions
Closing Date		Property Name	Property Location	Sold Ownership %	Gross Proceeds at Share	Debt at Share	Net Proceeds at Share [1]

August 2016		Rogue Valley Mall	Medford, Oregon	100.0%	$61,500	$54,500	$6,400
July 2016		Fashion Show [5]	Las Vegas, NV	50.0%	1,250,000	420,000	830,000
July 2016		Newgate Mall	Ogden (Salt Lake City), UT	100.0%	69,500	58,000	8,400
June 2016		Union Square- One Stockton [6]	San Fancisco, CA	49.8%	49,800	16,300	33,500
June 2016		Pioneer Place Office and Garage	Portland, OR	100.0%	121,750	—	116,000
January 2016		Owings Mills Mall	Owings Mills, MD	50.0%	11,559	—	11,559
January 2016		Eastridge Mall (CA)	San Jose, CA	100.0%	225,000	—	216,333
January 2016		Provo Towne Center	Provo, UT	75.0%	37,500	31,127	2,784
January 2016		522 Fifth Avenue [7]	New York, NY	10.0%	27,666	8,624	19,042
	Total				$1,854,275	$588,551	$1,244,018

1.	Includes closing costs.

2.
In conjunction with the acquisition, the Company also provided $7.4 million in working capital funding which is included in the $20.4 million purchase price. Our total interest in Aéropostale is approximately 26.0%.

3.	In conjunction with the acquisition, the Company also provided a $53.0 million loan to the joint venture. Net equity at share includes prorated working capital.

4.	GGP purchased an additional 25% interest to increase our total ownership to 100%.

5.	GGP received $813.9 million in July and received the remaining $16.6 million in the fourth quarter.

6.	In addition, GGP received repayment of the loan to the joint venture partner of approximately $8.0 million.

7.	GGP received net proceeds of $10 million and will receive the remaining proceeds in December 2016.

Portfolio Operating Metrics

SAME STORE PORTFOLIO OPERATING METRICS Key Operating Performance Indicators As of and for the Nine Months Ended September 30, 2016 (GLA in thousands)

GLA Summary
	Number of Properties	Mall and Freestanding	Anchor (GGP Owned)	Anchor (Tenant Owned)	Total Retail Property	Strip Center	Office	Total	Total at Share [1]	% Leased
Consolidated Retail Properties	82	35,012	11,362	32,006	78,380	1,217	805	80,402	48,117	96.6%
Unconsolidated Retail Properties	38	18,465	5,216	14,680	38,361	464	1,397	40,222	12,830	96.8%
Same Store Retail Properties[2]	120	53,476	16,577	46,687	116,740	1,682	2,202	120,624	60,946	96.7%
Non-Same Store Retail Properties	6	1,614	150	1,447	3,211	—	193	3,404	1,432	93.1%
Total Retail Properties	126	55,091	16,727	48,134	119,952	1,682	2,395	124,028	62,378	96.6%

Non-Same Store Other Retail	1	256	—	—	256	—	—	256	90	99.5%
Total Real Estate	127	55,347	16,727	48,134	120,208	1,682	2,395	124,284	62,468	96.6%

Same Store Operating Metrics[2]

			In-Place Rent		Tenant Sales [3]		Tenant Sales excl. Christiana Mall [3]		Occupancy Cost
September 30, 2016	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF	All Less Anchors	<10K SF	All Less Anchors	<10K SF
Consolidated Retail Properties	96.6%	95.9%	$65.07	$51.93	$509	$11,545	$508	$11,545	14.1%
Unconsolidated Retail Properties	96.8%	94.9%	97.41	82.38	727	8,619	692	7,980	13.9%
Same Store Retail Properties	96.7%	95.5%	$76.38	$62.52	$583	$20,164	$570	$19,525	14.0%

			In-Place Rent		Tenant Sales [3]		Tenant Sales excl. Christiana Mall [3]		Occupancy Cost
September 30, 2015	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF	All Less Anchors	<10K SF	All Less Anchors	<10K SF

Consolidated Retail Properties	96.4%	95.4%	$63.64	$51.35	$512	$11,445	$512	$11,445	13.7%
Unconsolidated Retail Properties	97.4%	96.3%	92.47	77.85	775	8,822	697	7,818	12.5%
Same Store Retail Properties	96.7%	95.7%	$73.59	$60.52	$600	$20,267	$573	$19,262	13.2%

1.	Total GLA at Share includes assets at GGP ownership percentages and excludes tenant owned area.

2.	Same Store Metrics include all properties designated in the Property Schedule (pages 20-26) as "Total Same Store Retail Properties".

3.	Tenant Sales <10K SF is presented as Sales per square foot in dollars, and Tenant Sales All Less Anchors is presented as total sales volume in millions of dollars.

SAME STORE PORTFOLIO OPERATING METRICS [1] Signed Leases All Less Anchors As of September 30, 2016

	Leasing Activity - All Leases

	Commencement 2016
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF
New and Renewal Leases	1,938	6,930,274	7.3	$62.50	$68.66
Percent in Lieu/Gross	316	1,795,492	6.7	N/A	N/A
Total Leases	2,254	8,725,766	7.2	$62.50	$68.66

	Commencement 2017
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF
New and Renewal Leases	347	1,890,301	7.9	$45.87	$50.48
Percent in Lieu/Gross	48	551,664	6.5	N/A	N/A
Total Leases	395	2,441,965	7.6	$45.87	$50.48

	SUITE TO SUITE - Lease Spread [2,3]

	New and Renewal Leases
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Trailing 12 Commencements	1,594	4,628,344	6.9	$68.67	$75.69	$61.34	$7.33	12.0%	$14.35	23.4%
Commencement 2016	1,498	4,522,965	6.9	$67.87	$74.54	$61.48	$6.39	10.4%	$13.05	21.2%
Commencement 2017	291	1,167,177	6.5	$54.66	$60.38	$49.53	$5.13	10.4%	$10.85	21.9%

1.	Same Store Metrics include all properties designated in the Property Schedule (pages 20-26) as "Total Same Store Retail Properties".

2.	Represents signed leases that have commenced in the specified period compared to expiring rent for the prior tenant in the same suite. New suites are within 10,000 SF of the expiring suites.

3.	Represents leases where downtime between the new and previous tenant was less than 24 months.

SAME STORE PORTFOLIO OPERATING METRICS [1] Lease Expiration Schedule and Top Ten Tenants

Lease Expiration Year	Number of Expiring Leases	Expiring GLA at 100% (in thousands)	Percent of Total	Expiring Rent (in thousands)	Expiring Rent ($psf)

Specialty Leasing	921	1,947	3.8%	$40,644	$20.87
2016	424	1,252	2.4%	74,282	59.32
2017	1,996	6,432	12.4%	361,398	56.18
2018	1,624	5,606	10.8%	344,861	61.51
2019	1,378	5,635	10.9%	325,062	57.69
2020	1,091	3,977	7.7%	244,123	61.38
2021	1,117	4,248	8.2%	270,103	63.58
2022	847	3,400	6.6%	229,905	67.61
2023	939	3,671	7.1%	276,336	75.29
2024	850	4,127	8.0%	305,039	73.91
Subsequent	1,955	11,404	22.1%	792,001	69.45
Total	13,142	51,700	100.0%	$3,263,753	$63.13
Vacant Space	707	1,776
Mall and Freestanding GLA	13,849	53,476

Top Ten Largest Tenants	Primary DBA	Percent of Minimum Rents, Tenant Recoveries and Other

L Brands, Inc	Victoria's Secret, Bath & Body Works, PINK, Henri Bendel	3.6%
Foot Locker, Inc	Footlocker, Champs Sports, Footaction USA, House of Hoops, SIX:02	2.9%
The Gap, Inc	Gap, Banana Republic, Old Navy, Athleta	2.8%
Forever 21 Retail, Inc	Forever 21	2.2%
Abercrombie & Fitch Stores, Inc	Abercrombie, Abercrombie & Fitch, Hollister	2.0%
Express, Inc	Express, Express Men	2.0%
Ascena Retail Group	Dress Barn, Justice, Lane Bryant, Maurices, Ann Taylor, Loft	1.8%
Signet Jewelers Limited	Zales, Gordon's, Kay, Jared	1.6%
Genesco Inc	Journeys, Lids, Underground Station, Johnston & Murphy	1.5%
Luxottica Group S.P.A.	Lenscrafters, Sunglass Hut, Pearle Vision	1.5%
Totals		21.8%

1.	Same Store metrics include all properties designated in property schedule (pages 20-26) as "Total Same Store Retail Properties".

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Consolidated Retail Properties
200 Lafayette	Pirch	100%	New York, NY	27,972	—	—	—	—	27,972	100.0%
830 N. Michigan Ave.	Uniqlo, Topshop	100%	Chicago, IL	117,411	—	—	—	—	117,411	100.0%
Apache Mall	Herberger's, JCPenney, Macy's	100%	Rochester, MN	413,202	206,326	162,790	—	—	782,318	99.0%
Augusta Mall	Dillard's, JCPenney, Macy's, Sears	100%	Augusta, GA	502,001	—	597,223	—	—	1,099,224	99.0%
Baybrook Mall	Dillard's, JCPenney, Macy's, Sears	100%	Friendswood, TX	681,250	96,605	720,931	—	—	1,498,786	99.4%
Beachwood Place	Dillard's, Nordstrom, Saks Fifth Avenue	100%	Beachwood, OH	318,747	317,347	247,000	94,519	—	977,613	98.0%
Bellis Fair	JCPenney, Kohl's, Macy's, Target	100%	Bellingham, WA	436,850	100,400	237,910	—	—	775,160	91.8%
Boise Towne Square	Dillard's, JCPenney, Macy's, Sears, Kohl's	100%	Boise, ID	423,401	425,556	247,714	114,687	—	1,211,358	95.4%
Brass Mill Center	Burlington Coat Factory, JCPenney, Macy's, Sears	100%	Waterbury, CT	444,752	218,339	319,391	197,087	—	1,179,569	96.7%
Coastland Center	Dillard's, JCPenney, Macy's, Sears	100%	Naples, FL	337,434	123,921	466,469	—	—	927,824	98.2%
Columbia Mall	Dillard's, JCPenney, Sears, Target	100%	Columbia, MO	315,081	85,972	335,088	—	—	736,141	95.9%
Columbiana Centre	Belk, Dillard's, JCPenney	100%	Columbia, SC	267,184	160,276	360,643	—	—	788,103	98.9%
Coral Ridge Mall	Dillard's, JCPenney, Target, Younkers	100%	Coralville, IA	510,940	—	540,961	—	—	1,051,901	97.0%
Coronado Center	JCPenney, Kohl's, Macy's, Sears	100%	Albuquerque, NM	525,050	305,503	281,144	—	—	1,111,697	99.4%
Crossroads Center	JCPenney, Macy's, Sears, Target	100%	St. Cloud, MN	372,739	294,167	229,275	—	—	896,181	98.0%
Cumberland Mall	Macy's, Sears	100%	Atlanta, GA	535,717	—	500,575	—	—	1,036,292	99.5%
Deerbrook Mall	Dillard's, JCPenney, Macy's, Sears	100%	Humble, TX	558,193	—	653,540	—	—	1,211,733	99.3%
Eastridge Mall	JCPenney, Macy's, Sears, Target	100%	Casper, WY	280,140	213,913	75,883	—	—	569,936	87.2%
Fashion Place	Dillard's, Nordstrom, Macy's	100%	Murray, UT	416,027	162,000	337,600	—	—	915,627	97.8%
Four Seasons Town Centre	Dillard's, JCPenney	100%	Greensboro, NC	442,321	429,969	212,047	—	—	1,084,337	96.7%

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Fox River Mall	JCPenney, Macy's, Sears, Target, Younkers	100%	Appleton, WI	589,039	30,000	564,914	—	—	1,183,953	97.4%
Glenbrook Square	JCPenney, Macy's, Sears, Carson's	100%	Fort Wayne, IN	448,020	555,870	221,000	—	—	1,224,890	90.5%
Governor's Square	Dillard's, JCPenney, Macy's, Sears	100%	Tallahassee, FL	340,737	—	691,605	—	—	1,032,342	98.7%
Grand Teton Mall	Dillard's, JCPenney, Macy's, Sears	100%	Idaho Falls, ID	213,122	199,062	124,863	93,274	—	630,321	92.0%
Greenwood Mall	Dillard's, JCPenney, Sears, Macy's	100%	Bowling Green, KY	422,523	278,253	150,800	—	—	851,576	99.1%
Hulen Mall	Dillard's, Macy's, Sears	100%	Ft. Worth, TX	394,884	—	596,570	—	—	991,454	96.9%
Jordan Creek Town Center	Dillard's, Younkers	100%	West Des Moines, IA	745,279	—	349,760	259,733	—	1,354,772	97.9%
Lynnhaven Mall	Dillard's, JCPenney, Macy's	100%	Virginia Beach, VA	635,800	150,434	380,958	—	—	1,167,192	98.2%
Mall of Louisiana	Dillard's, Dillard's Men's & Home, JCPenney, Macy's, Sears	100%	Baton Rouge, LA	609,570	—	805,630	143,634	—	1,558,834	97.4%
Mall St. Matthews	Dillard's, Dillard's Men's & Home, JCPenney	100%	Louisville, KY	504,940	—	514,135	—	—	1,019,075	98.6%
Market Place Shopping Center	Bergner's, JCPenney, Macy's	100%	Champaign, IL	502,257	234,834	149,980	—	—	887,071	98.7%
Mayfair	Boston Store, Macy's, Nordstrom	100%	Wauwatosa (Milwaukee), WI	616,393	288,596	360,407	—	314,730	1,580,126	95.9%
Meadows Mall	Dillard's, JCPenney, Macy's, Sears	100%	Las Vegas, NV	308,098	—	636,853	—	—	944,951	94.1%
Mondawmin Mall		100%	Baltimore, MD	385,535	—	—	—	73,918	459,453	99.1%
North Point Mall	Dillard's, JCPenney, Macy's, Sears, Von Maur	100%	Alpharetta (Atlanta), GA	424,312	539,850	363,151	—	—	1,327,313	93.4%
North Star Mall	Dillard's, JCPenney, Macy's, Saks Fifth Avenue	100%	San Antonio, TX	518,231	207,196	522,126	—	—	1,247,553	99.6%
Northridge Fashion Center	JCPenney, Macy's, Sears	100%	Northridge (Los Angeles), CA	583,089	—	824,443	—	—	1,407,532	97.2%
Northtown Mall	JCPenney, Kohl's, Macy's, Sears	100%	Spokane, WA	436,517	276,488	242,392	—	—	955,397	90.2%
Oak View Mall	Dillard's, JCPenney, Sears, Younkers	100%	Omaha, NE	255,253	149,326	454,860	—	—	859,439	85.3%
Oakwood Center	Dillard's, JCPenney, Sears	100%	Gretna, LA	393,117	—	514,028	—	—	907,145	97.8%
Oakwood Mall	JCPenney, Macy's, Sears, Younkers	100%	Eau Claire, WI	403,845	116,620	298,224	—	—	818,689	94.8%

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Oglethorpe Mall	Belk, JCPenney, Macy's, Sears	100%	Savannah, GA	407,217	220,824	315,760	—	—	943,801	96.9%
Oxmoor Center	Macy's, Sears, Von Maur	94%	Louisville, KY	351,326	156,000	411,210	—	—	918,536	95.5%
Paramus Park	Macy's, Sears	100%	Paramus, NJ	305,939	169,634	289,423	—	—	764,996	99.2%
Park City Center	Bon Ton, Boscov's, JCPenney, Kohl's, Sears	100%	Lancaster, PA	534,099	514,917	384,980	—	3,268	1,437,264	92.7%
Park Place	Dillard's, Macy's, Sears	100%	Tucson, AZ	473,253	—	581,457	—	—	1,054,710	99.3%
Peachtree Mall	Dillard's, JCPenney, Macy's	100%	Columbus, GA	387,038	221,539	201,076	—	12,600	822,253	95.6%
Pecanland Mall	Belk, Burlington Coat Factory, Dillard's, JCPenney, Sears	100%	Monroe, LA	348,687	19,962	595,474	—	—	964,123	94.9%
Pembroke Lakes Mall	Dillard's, Dillard's Men's & Home, JCPenney, Macy's, Macy's Home Store, Sears	100%	Pembroke Pines, FL	354,099	395,219	386,056	—	—	1,135,374	96.7%
Pioneer Place		100%	Portland, OR	317,338	—	—	—	—	317,338	91.1%
Prince Kuhio Plaza	Macy's, Sears	100%	Hilo, HI	258,857	174,547	61,873	—	—	495,277	94.5%
Providence Place	Macy's, Nordstrom	94%	Providence, RI	723,609	—	513,816	—	4,304	1,241,729	99.4%
Quail Springs Mall	Dillard's, JCPenney	100%	Oklahoma City, OK	448,900	—	359,896	—	—	808,796	95.2%
Red Cliffs Mall	Dillard's, JCPenney, Sears	100%	St. George, UT	150,944	235,031	—	57,304	—	443,279	97.4%
Ridgedale Center	JCPenney, Macy's, Sears, Nordstrom	100%	Minnetonka, MN	344,033	205,072	595,868	—	—	1,144,973	97.4%
River Hills Mall	Herberger's, JCPenney, Sears, Target	100%	Mankato, MN	352,282	189,559	174,383	—	—	716,224	96.2%
Rivertown Crossings	JCPenney, Kohl's, Macy's, Sears, Younkers	100%	Grandville, MI	631,647	—	635,625	—	—	1,267,272	95.7%
Sooner Mall	Dillard's, JCPenney, Sears	100%	Norman, OK	237,403	129,823	137,082	—	—	504,308	96.4%
Spokane Valley Mall	JCPenney, Macy's, Sears	100%	Spokane, WA	352,309	126,243	251,366	138,002	—	867,920	95.1%
Staten Island Mall	Macy's, Sears, JCPenney	100%	Staten Island, NY	517,528	190,441	466,922	83,151	—	1,258,042	97.9%
Stonestown Galleria	Macy's, Nordstrom	100%	San Francisco, CA	375,544	160,505	267,788	—	—	803,837	95.6%

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
The Crossroads	Burlington Coat Factory, JCPenney, Macy's, Sears	100%	Portage, MI	266,254	—	502,961	—	—	769,215	95.0%
The Gallery at Harborplace		100%	Baltimore, MD	100,769	—	—	—	283,321	384,090	86.1%
The Maine Mall	Bon Ton, JCPenney, Macy's, Sears	100%	South Portland, ME	467,212	164,170	377,662	—	600	1,009,644	99.4%
The Mall in Columbia	JCPenney, Lord & Taylor, Macy's, Nordstrom, Sears	100%	Columbia, MD	633,908	351,168	449,000	—	—	1,434,076	96.4%
The Oaks Mall	Belk, Dillard's, JCPenney, Macy's, Sears	100%	Gainesville, FL	348,237	233,367	324,500	—	—	906,104	93.4%
The Parks Mall at Arlington	Dillard's, JCPenney, Macy's, Sears	100%	Arlington, TX	761,943	—	748,945	—	—	1,510,888	97.4%
The Shoppes at Buckland Hills	JCPenney, Macy's, Macy's Men's & Home, Sears	100%	Manchester, CT	560,155	—	512,611	—	—	1,072,766	93.9%
The Shops at Fallen Timbers	Dillard's, JCPenney	100%	Maumee, OH	344,073	—	261,502	—	—	605,575	93.0%
The Shops at La Cantera	Dillard's, Macy's, Neiman Marcus, Nordstrom	75%	San Antonio, TX	619,341	—	627,597	—	73,063	1,320,001	97.3%
The Streets at Southpoint	Belk, JCPenney, Macy's, Nordstrom, Sears	94%	Durham, NC	608,275	—	726,347	—	—	1,334,622	99.4%
The Woodlands Mall	Dillard's, JCPenney, Macy's, Nordstrom	100%	Woodlands, TX	625,627	—	713,438	—	38,905	1,377,970	98.4%
Town East Mall	Dillard's, JCPenney, Macy's, Sears	100%	Mesquite, TX	414,338	—	809,386	—	—	1,223,724	97.9%
Tucson Mall	Dillard's, JCPenney, Macy's, Sears	100%	Tucson, AZ	609,843	—	641,458	35,905	—	1,287,206	93.8%
Tysons Galleria	Macy's, Neiman Marcus, Saks Fifth Avenue	100%	McLean, VA	284,814	—	511,933	—	—	796,747	96.2%
Valley Plaza Mall	JCPenney, Macy's, Sears, Target	100%	Bakersfield, CA	517,979	364,792	292,176	—	—	1,174,947	97.6%
Visalia Mall	JCPenney, Macy's	100%	Visalia, CA	178,376	257,000	—	—	—	435,376	93.4%
Westlake Center		100%	Seattle, WA	102,706	—	—	—	—	102,706	93.1%
Westroads Mall	JCPenney, Von Maur, Younkers	100%	Omaha, NE	516,746	—	529,036	—	—	1,045,782	97.4%
White Marsh Mall	JCPenney, Macy's, Macy's Home Store, Sears, Boscov's	100%	Baltimore, MD	387,625	257,345	466,010	—	—	1,110,980	97.5%
Willowbrook	Bloomingdale's, Lord & Taylor, Macy's, Sears	100%	Wayne, NJ	487,946	2,060	1,028,000	—	—	1,518,006	99.7%
Woodbridge Center	Boscov's, JCPenney, Lord & Taylor, Macy's, Sears	100%	Woodbridge, NJ	646,446	455,739	560,935	—	—	1,663,120	94.3%
Total Consolidated Retail Properties			Count: 82	35,011,638	11,361,780	32,006,435	1,217,296	804,709	80,401,858	96.6%

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased

Unconsolidated Retail Properties
530 Fifth Avenue	Fossil, Desigual, Chase Bank	50%	New York, NY	57,720	—	—	—	—	57,720	100.0%
685 Fifth Avenue	Coach, Stuart Weitzman	50%	New York, NY	24,180	—	—	—	85,615	109,795	100.0%
Ala Moana Center	Macy's, Neiman Marcus, Bloomingdale's, Nordstrom	63%	Honolulu, HI	1,220,458	1,035,686	—	14,042	364,041	2,634,227	92.6%
Alderwood	JCPenney, Macy's, Nordstrom, Sears	50%	Lynnwood, WA	578,370	177,679	528,219	39,007	—	1,323,275	99.0%
Altamonte Mall	Dillard's, JCPenney, Macy's, Sears	50%	Altamonte Springs, FL	480,707	158,658	519,890	—	—	1,159,255	93.4%
Bayside Marketplace		51%	Miami, FL	204,457	—	—	—	1,103	205,560	97.5%
Bridgewater Commons	Bloomingdale's, Lord & Taylor, Macy's	35%	Bridgewater, NJ	405,839	150,525	352,351	93,817	—	1,002,532	99.4%
Carolina Place	Belk, Dillard's, JCPenney, Macy's, Sears	50%	Pineville, NC	386,359	277,404	496,098	—	—	1,159,861	92.9%
Christiana Mall	JCPenney, Macy's, Nordstrom, Target	50%	Newark, DE	625,929	—	641,312	—	—	1,267,241	100.0%
Clackamas Town Center	JCPenney, Macy's, Macy's Home Store, Nordstrom, Sears	50%	Happy Valley, OR	637,789	—	774,842	—	—	1,412,631	99.4%
Fashion Show	Dillard's, Macy's, Macy's Men's, Neiman Marcus, Nordstrom, Saks Fifth Avenue	50%	Las Vegas, NV	844,898	271,635	761,653	—	—	1,878,186	99.6%
First Colony Mall	Dillard's, Dillard's Men's & Home, JCPenney, Macy's	50%	Sugar Land, TX	502,817	—	619,048	—	—	1,121,865	96.1%
Florence Mall	JCPenney, Macy's, Macy's Home Store, Sears	50%	Florence, KY	388,560	—	552,407	—	—	940,967	90.5%
Galleria at Tyler	JCPenney, Macy's, Nordstrom	50%	Riverside, CA	557,165	—	468,208	—	—	1,025,373	96.1%
Glendale Galleria	Bloomingdale's, JCPenney, Macy's, Target	50%	Glendale, CA	506,292	305,000	525,000	—	139,013	1,475,305	99.1%
Kenwood Towne Centre	Dillard's, Macy's, Nordstrom	50%	Cincinnati, OH	520,219	240,656	400,665	—	—	1,161,540	100.0%
Mizner Park	Lord & Taylor	47%	Boca Raton, FL	175,346	79,822	—	—	263,335	518,503	96.2%
Natick Mall	Lord & Taylor, Macy's, Sears, Neiman Marcus, Nordstrom	50%	Natick (Boston), MA	942,792	194,722	558,370	—	—	1,695,884	98.1%
Neshaminy Mall	Boscov's, Macy's, Sears	50%	Bensalem, PA	391,116	215,586	418,595	—	—	1,025,297	91.5%
Northbrook Court	Lord & Taylor, Macy's, Neiman Marcus	50%	Northbrook, IL	478,229	126,000	410,277	—	—	1,014,506	90.6%
Oakbrook Center	Lord & Taylor, Macy's, Neiman Marcus, Nordstrom, Sears	48%	Oak Brook, IL	1,092,671	606,081	467,863	—	232,031	2,398,646	97.7%
Otay Ranch Town Center	Macy's	50%	Chula Vista, CA	514,646	—	140,000	—	—	654,646	97.5%

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Park Meadows	Dillard's, JCPenney, Macy's, Nordstrom	35%	Lone Tree, CO	753,618	—	823,000	—	—	1,576,618	97.5%
Perimeter Mall	Dillard's, Macy's, Nordstrom, Von Maur	50%	Atlanta, GA	510,772	222,056	831,218	—	—	1,564,046	95.0%
Pinnacle Hills Promenade	Dillard's, JCPenney	50%	Rogers, AR	355,846	98,540	162,140	317,458	65,871	999,855	95.9%
Plaza Frontenac	Neiman Marcus, Saks Fifth Avenue	55%	St. Louis, MO	224,518	125,669	135,044	—	—	485,231	98.5%
Riverchase Galleria	Belk, JCPenney, Macy's, Sears, Von Maur	50%	Hoover (Birmingham), AL	531,439	260,913	610,026	—	—	1,402,378	98.5%
Saint Louis Galleria	Dillard's, Macy's, Nordstrom	74%	St. Louis, MO	466,842	—	714,052	—	—	1,180,894	95.9%
Stonebriar Centre	Dillard's, JCPenney, Macy's, Nordstrom, Sears	50%	Frisco (Dallas), TX	838,523	162,018	703,174	—	—	1,703,715	97.8%
The Grand Canal Shoppes	Barneys New York	50%	Las Vegas, NV	651,485	84,743	—	—	34,088	770,316	99.7%
The Shops at Bravern	Neiman Marcus	40%	Bellevue, WA	169,799	124,637	—	—	—	294,436	72.1%
The Shoppes at River Crossing	Belk, Dillard's	50%	Macon, GA	403,098	—	333,219	—	—	736,317	98.4%
Towson Town Center	Macy's, Nordstrom	35%	Towson, MD	605,961	—	419,129	—	—	1,025,090	97.6%
Union/Geary	Bulgari	50%	San Francisco, CA	22,208	—	—	—	19,507	41,715	100.0%
Shops at Merrick Park	Neiman Marcus, Nordstrom	55%	Coral Gables, FL	412,871	—	330,000	—	101,263	844,134	99.3%
Water Tower Place	Macy's	47%	Chicago, IL	405,285	297,618	—	—	88,809	791,712	99.3%
Whaler's Village		50%	Lahaina, HI	110,700	—	—	—	2,557	113,257	95.5%
Willowbrook Mall	Dillard's, JCPenney, Macy's, Macy's Men's, Sears	50%	Houston, TX	465,260	—	984,372	—	—	1,449,632	98.7%
Total Unconsolidated Retail Properties			Count: 38	18,464,784	5,215,648	14,680,172	464,324	1,397,233	40,222,161	96.8%
Total Same Store Retail Properties [2]			Count: 120	53,476,422	16,577,428	46,686,607	1,681,620	2,201,942	120,624,018	96.7%

PORTFOLIO OPERATING METRICS Property Schedule As of September 30, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased

Non-Same Store Retail Properties
Southwest Plaza	Dillard's, JCPenney, Macy's, Sears	100%	Littleton, CO	595,561	34,545	541,851	—	63,968	1,235,925	99.2%
730 Fifth Avenue	Bulgari, Mikimoto, Piaget, Zegna	50%	New York, NY	69,114	—	—	—	32,672	101,786	100.0%
85 Fifth Avenue	Anthropologie	50%	New York, NY	12,946	—	—	—	—	12,946	100.0%
218 W 57th Street		50%	New York, NY	35,304	—	—	—	—	35,304	—%
Lakeside Mall	JCPenney, Lord & Taylor, Macy's, Macy's Men's & Home, Sears	100%	Sterling Heights, MI	483,227	115,300	905,418	—	—	1,503,945	85.1%
Miami Design District [3]	Bulgari, Fendi, Hermes, Louis Vuitton, Prada, Valentino	15%	Miami, FL	417,943	—	—	—	95,944	513,887	100.0%
Total Retail Properties			Count: 126	55,090,517	16,727,273	48,133,876	1,681,620	2,394,526	124,027,811	96.6%

Non-Same Store Other Retail
Shopping Leblon		35%	Rio de Janeiro, Brazil	256,045	—	—	—	—	256,045	99.5%
Total Non-Same Store Strip Centers & Other Retail			Count: 1	256,045	—	—	—	—	256,045	99.5%

1.	Excludes space under development.

2.	Refer to page 17 (Key Operating Performance Indicators).

3.	Investment is considered cost method for reporting purposes.

Miscellaneous

MISCELLANEOUS Capital Information (In thousands, except per share amounts)

September 30, 2016

Closing common stock price per share	$27.60
52 Week High [1]	32.10
52 Week Low [1]	24.43

Portfolio Net Debt, At Share
Portfolio Debt
Fixed	$14,958,475
Variable	3,535,066
Proportionate Portfolio Debt	18,493,541
Less: Proportionate Cash and Cash Equivalents	(896,600)
Proportionate Portfolio Net Debt	$17,596,941

Portfolio Capitalization Data
Proportionate Portfolio Net Debt	$17,596,941
Preferred Securities:
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	107,490
Preferred Stock at 6.375%	250,000
Other Preferred Stock	360
Total Preferred Securities	$409,620

Common stock and Operating Partnership units outstanding at end of period [2]	$24,622,181
Total Market Capitalization at end of period	$42,628,742

1.	52-week pricing information includes the intra-day highs and lows.

2.
Amount calculated as outstanding shares at the end of the period multiplied by the closing share price plus outstanding partnership units multiplied by a conversion rate of approximately 1.04 multiplied by the closing share price.

MISCELLANEOUS Change in Total Common and Equivalent Shares

Rollforward of Shares to September 30, 2016	LTIP Units	Operating Partnership Units	Company Common Shares	Total Common Shares & Operating Partnership Units
			(In thousands)
Common Shares and Operating Partnership Units ("OP Units") Outstanding at December 31, 2015	1,646	4,585	882,397	888,628
DRIP	—	—	21	21
Issuance of stock for restricted stock grants, net of forfeitures and stock options exercised	61	—	3,040	3,101
Issuance of stock for employee stock purchase program	—	—	107	107
Common Shares and OP Units Outstanding at September 30, 2016	1,707	4,585	885,565	891,857

Common Shares issuable assuming exercise of warrants [1]			32,214
Common Shares issuable assuming exercise of in-the-money stock options [2]			5,401
Common Shares issuable assuming exchange of OP Units			6,543
Diluted Common Shares and OP Units Outstanding at September 30, 2016			959,723

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(In thousands)		(In thousands)
Weighted average number of company shares outstanding	885,092	884,640	883,720	885,437
Weighted average number of stock options [3]	6,535	6,212	6,655	7,084
Weighted average number of GAAP dilutive warrants	64,229	58,209	62,435	59,462
Diluted weighted average number of Company shares outstanding - GAAP EPS	955,856	949,061	952,810	951,983

Weighted average number of common units	4,768	4,770	4,768	4,788
Weighted average number of LTIP Units	1,775	1,725	1,764	1,572
Diluted weighted average number of Company shares outstanding - FFO/Company FFO	962,399	955,556	959,342	958,343

1.
GGP has 73.9 million warrants outstanding convertible to 1.2291 Common Shares with a weighted average exercise price of $8.7029, with a scheduled expiration of November 9, 2017. 16.4 million warrants must be satisfied through net share settlement, with the remainder through either a net or full share settlement feature at the option of the holder.

Pursuant to the Plan, warrants to purchase equity were issued to the Plan Sponsors on the Effective Date.  The warrants are fully vested and the exercise prices will be subject to adjustment for future dividends, stock dividends, splits or reverse splits of our common stock or certain other events as are customary with such instruments at declaration.

Warrants	Weighted Average Exercise Price	Expiration Date	Impact of Dividend issued to stockholders of record as of July 15, 2016 [4]		Impact of settling warrants via net share settlement [5]
$57,500,000	$8.7481	Nov 9, 2017	Reduces exercise price to $8.7481	Increases number of Common shares per warrant to 1.2291	Net share: 70,673,250 x [27.60 - 8.7481] /26.70 = 48,272,646 shares delivered
$16,428,571	$8.5447	Nov 9, 2017	Reduces exercise price to $8.5447	Increases number of Common shares per warrant to 1.2291	Net share: 20,192,357 x [27.60 - 8.5447] /27.60 = 13,940,993 shares delivered
73,928,571	$8.7029				62,213,640 shares delivered

2.	The options are included at net share settlement.

3.	The impact of the stock options are dilutive under GAAP and FFO in 2016 and 2015.

4.	Based on dividend of $0.19 per share issued to stockholders of record on July 15, 2016.

5.	Based on stock price of $27.60 on September 30, 2016.

MISCELLANEOUS Development Summary

Property[1]	Description	GGP's Total Projected Share of Cost	GGP's Investment to Date [2]	Expected Return on Investment [3]	Stabilized Year
Major Development Summary (in millions, at share unless otherwise noted)
Under Construction
Ala Moana Center	Nordstrom box repositioning	$53	$35	9-10%	2018
Honolulu, HI

Staten Island Mall	Expansion	199	23	8-9%	2019
Staten Island, NY

Other Projects	Redevelopment projects at various malls	342	170	6-8%	2017-2018
Various Malls

	Total Projects Under Construction	$594	$228

Projects in Pipeline
New Mall Development	Ground up mall development	$285	$49	8-10%	2020
Norwalk, CT

Other Projects	Redevelopment projects at various malls	166	57	8-9%	TBD
Various Malls

	Total Projects in Pipeline	$451	$106

1.	See Property Schedule on pages 20-26 for GGP ownership percentage for each individual property.

2.	Projected costs and investments to date exclude capitalized interest and overhead.

3.	Return on investment represents first year stabilized cash-on-cash return, based upon budgeted assumptions. Actual costs may vary.

MISCELLANEOUS Proportionate Capital Expenditures

Expenditures ($ in thousands)

	Nine Months Ended	Nine Months Ended
	September 30, 2016	September 30, 2015

Operating Capital expenditures	$120,762	$122,147
Tenant allowances and capitalized leasing costs	108,840	113,005
Total	$229,602	$235,152

MISCELLANEOUS Corporate Information

Reporting Calendar
Results will be announced according to the following approximate schedule:
Quarter	Earnings Release Date	Earnings Call Date
Q4 2016	February 6, 2017	February 7, 2017

Stock Information
Common Stock
NYSE: GGP

6.375% Series A Cumulative Redeemable Perpetual Preferred Stock (Series A Preferred Stock)
NYSE: GGP PrA

Security	Quarter	Declaration Date	Record Date	Date Payable or Paid	Dividend per Share
Common Stock	Q4 2016	October 31, 2016	December 15, 2016	January 6, 2017	$0.2200
Common Stock	Q3 2016	August 1, 2016	October 14, 2016	October 31, 2016	$0.2000
Common Stock	Q2 2016	May 2, 2016	July 15, 2016	July 29, 2016	$0.1900
Common Stock	Q1 2016	February 1, 2016	April 15, 2016	April 29, 2016	$0.1900
Common Stock	Q4 2015	November 2, 2015	December 15, 2015	January 4, 2016	$0.1900
Common Stock	Q3 2015	September 1, 2015	October 15, 2015	October 30, 2015	$0.1800
Series A Preferred Stock	Q4 2016	October 31, 2016	December 15, 2016	January 3, 2017	$0.3984
Series A Preferred Stock	Q3 2016	August 1, 2016	September 15, 2016	October 3, 2016	$0.3984
Series A Preferred Stock	Q2 2016	May 2, 2016	June 15, 2016	July 1, 2016	$0.3984
Series A Preferred Stock	Q1 2016	February 1, 2016	March 15, 2016	April 1, 2016	$0.3984
Series A Preferred Stock	Q4 2015	November 2, 2015	December 15, 2015	January 4, 2016	$0.3984
Series A Preferred Stock	Q3 2015	September 1, 2015	September 15, 2015	October 1, 2015	$0.3984

Investor Relations	Transfer Agent

Kevin Berry	American Stock Transfer & Trust Company, LLC
Senior Vice President, Investor and Public Relations	6201 15th Avenue
Phone (312) 960-5529	Brooklyn, NY 11219
kevin.berry@ggp.com	Phone: (866) 627-2643
Foreign Investor Line:
+1 718 921-8124

MISCELLANEOUS Glossary of Terms

Terms	Description
Gross Leasable Area (GLA)	Total gross leasable space at 100%.
Mall and Freestanding	Inline mall shop and outparcel retail locations (locations that are not attached to the primary complex of buildings that comprise a shopping center). Excludes anchor stores and development space.
Anchor/Traditional Anchor
Department stores whose merchandise appeals to a broad range of shoppers.  Anchors either own their stores, the land under them and adjacent parking areas, or enter into long-term leases at rates that are generally lower than the rents charged to mall store tenants.

Strip Center
An attached row of stores or service outlets managed as a coherent retail entity, with on-site parking usually located in front of the stores. Open canopies may connect the storefronts, but a strip center does not have enclosed walkways linking the stores.

Office	Leasable office space, either peripheral to a retail center or a stand-alone office building without a retail component.
Specialty Leasing	Temporary tenants on license agreements (as opposed to leases) with terms in excess of twelve months. License agreements are cancellable by the Company with 60 days notice.
Company Same Store NOI
Company NOI that excludes the periodic effects of acquisitions of new properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties. We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company Same Store NOI once the transaction has closed.

Company Non-Same Store NOI	Includes the periodic effects of acquisitions of new properties and certain redevelopments and other properties. See Property Schedule for full list of Non-Same Store properties.
Company NOI	Company Same Store NOI plus Company Non-Same Store NOI. Excludes reductions in ownership as a result of sales or other transactions.
Company EBITDA
Company NOI plus management fees and other corporate revenues, property management and other costs and general and administrative expense. Excludes reductions in ownership as a result of sales or other transactions.

Sold Interests	Reduction in ownership as a result of sales or other transactions, excluded from Company NOI and Company EBITDA, included in Company FFO.

Operating Metrics	Description
Leased
Leased area represents the sum of: (1) tenant occupied space under lease, (2) all leases signed for currently vacant space, and (3) tenants no longer occupying space, but still paying rent for all inline mall shop and outparcel retail locations, excluding anchors (Leased Area). Leased percentage is the Leased Area over the Mall and Freestanding Area.

Occupied
Occupied area represents the sum of: (1) tenant occupied space under lease, (2) tenants no longer occupying space, but still paying rent, and (3) tenants with a signed lease paying rent, but not yet opened for all inline mall shop and outparcel retail locations, excluding anchors (Occupied Area). Occupied percentage is the Occupied Area over the Mall and Freestanding Area.

Tenant Sales	Comparative rolling twelve month sales.
Occupancy Cost	Ratio of total tenant charges to comparative sales for inline mall tenants that opened at less than 10,000 square feet.
In-Place Rent	Weighted average rental rate of mall stores as of a point in time. Rent is presented on a cash basis and consists of base minimum rent and common area costs.
Expiring Rent	Represents rent at the end of the lease consisting of base minimum rent and common area costs.
Initial Rent	Represents initial rent at the time of rent commencement consisting of base minimum rent and common area costs.
Average Rent	Represents average rent over the term consisting of base minimum rent and common area costs.
Initial Rent Spread	Dollar spread between Initial Rent and Expiring Rent.
Average Rent Spread	Dollar spread between Average Rent and Expiring Rent.